Exhibit 99.1

Zymeworks Announces Closing of Public Offering and Exercise in Full of the Underwriters’ Over-Allotment Option to Purchase Additional Shares
VANCOUVER, Canada--(BUSINESS WIRE)--June 24, 2019--Zymeworks Inc. (NYSE/TSX: ZYME), a clinical stage biopharmaceutical company developing multifunctional biotherapeutics (the “Company”), announced today the closing of its previously announced underwritten public offering (the “Offering”). The Offering consisted of 7,013,892 common shares, including the exercise in full of the underwriters’ over-allotment option to purchase 1,458,336 additional shares, and, in lieu of common shares, to a certain investor, pre-funded warrants to purchase up to 4,166,690 common shares. The common shares were offered at a price to the public of US$18.00 per common share and the pre-funded warrants were offered at a price of US$17.9999 per pre-funded warrant, for aggregate gross proceeds to the Company of approximately US$201.3 million, before deducting underwriting discounts and commissions and estimated Offering expenses.
The Company intends to use the net proceeds of the Offering to accelerate and expand the global development of ZW25 both as a single agent and in combination with other anti-cancer agents in a variety of HER2-expressing tumors, including gastroesophageal, breast and other underserved cancers; to accelerate and expand the clinical development of ZW49 through its ongoing adaptive Phase 1 clinical trial and follow-on global studies; to advance other novel preclinical programs, including those involving non-HER2-expressing tumors; and for general corporate purposes.
J.P. Morgan Securities, LLC acted as active book-running manager for the Offering. Wells Fargo Securities, LLC and Stifel, Nicolaus & Company, Incorporated acted as passive book-running managers, Raymond James Ltd. acted as co-lead manager and Ladenburg Thalmann & Co. Inc. acted as co-manager.
The securities described above were offered in Canada pursuant to Zymeworks’ final prospectus supplement, dated June 19, 2019 (the “Canadian Supplement”), to its Canadian final base shelf prospectus, dated March 6, 2019 (the “Base Prospectus”), and in the United States pursuant to Zymeworks’ final prospectus supplement, dated June 19, 2019 (the “U.S. Supplement”, together with the Canadian Supplement, the “Supplements”), to its U.S. shelf registration statement on Form S-3, as amended, including a prospectus dated January 31, 2019 (the “Registration Statement”). The Supplements were filed in Canada and the United States on June 20, 2019.
The Company relied on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as the NYSE.
The Supplements and the Registration Statement contain important detailed information about the Offering. A copy of the Canadian Supplement can be found on SEDAR at www.sedar.com, and a copy of the U.S. Supplement and the related Registration Statement can be found on EDGAR at www.sec.gov. Copies of the Supplements may also be obtained from J.P. Morgan Securities, LLC, Attention; Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204; Wells Fargo Securities, LLC,

Attention; Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com. Prospective investors should read the Supplements and the Registration Statement before making an investment decision.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any province, state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such province, state or jurisdiction.
About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel AzymetricTM bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLinkTM cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies.
Cautionary Note Regarding Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include statements that relate to the Offering, the anticipated use of proceeds from the Offering and other information that is not historical information. When used herein, words such as “advance”, “believe”, “initiate”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in the Base Prospectus, the Registration Statement, the Supplements and Zymeworks’ Quarterly Report on Form 10-Q for the three month period ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and

www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. You should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.
Contacts
Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com
Tiffany Tolmie
(604) 678-1388
ir@zymeworks.com
Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net